Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director of Unum Group, a Delaware corporation, hereby constitutes and appoints Lisa G. Iglesias, Executive Vice President and General Counsel, and Susan N. Roth, Vice President and Corporate Secretary, or any of them, and their respective successors from time to time in the offices of General Counsel or Corporate Secretary, as the case may be, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form S-3 (File No. 333-199999) relating to the registration of certain securities of Unum Group, Unum Group Financing Trust I, a Delaware statutory trust, and Unum Group Financing Trust II, a Delaware statutory trust, each in such form as said attorneys-in-fact and agents, or any of them, may approve, and to file the same with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that each such amendment shall comply with the Securities Act of 1933, as amended, and the applicable rules and regulations adopted or issued pursuant thereto, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have each executed this Power of Attorney this 21st day of May, 2015.

/s/ Cynthia L. Egan
Cynthia L. Egan

/s/ Richard P. McKenney
Richard P. McKenney

/s/ Ronald P. O’Hanley
Ronald P. O’Hanley

/s/ Thomas R. Watjen
Thomas R. Watjen